EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33603 and 33-75522) of Urban Outfitters, Inc. of our report dated March 12, 1999 appearing on page F-2 of this Form 10-K.


PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
April 19, 1999